SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C.  20549



                               FORM 8-K/A

                      AMENDMENT TO CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)       April 17, 1996



                             TELLABS, INC.
           (Exact name of registrant as specified in charter)


           Delaware              0-9692         36-3831568
(State or other jurisdiction  (Commission     (IRS employer
  of incorporation)           file number)    identification no.)


      4951 Indiana Avenue, Lisle, Illinois           60532
      (Address of principal executive office)      (Zip Code)


Registrant's telephone number, including area code     (708) 969-8800


                                  N/A
     (Former name or former address, if changed since last report)



















                                   1







Note: This amended Form 8-K is being refiled due to computer error with regard to the original Form 8-K filed by Tellabs, Inc. on May 1, 1996.


Item 2.   ACQUISITION OR DISPOSITION OF ASSETS

On April 17, 1996, Tellabs Operations, Inc., a wholly owned subsidiary of Tellabs, Inc. (the "Company") acquired all of the outstanding shares of Steinbrecher Corporation ("Steinbrecher"), located in Burlington, Massachusetts from Steinbrecher's stockholders pursuant to a Merger Agreement ("Agreement") dated as of March 11, 1996. Steinbrecher supplies wideband base station products for digital cellular and wireless data applications. Effective April 19, 1996, Steinbrecher's name was changed to "Tellabs Wireless, Inc." ("Tellabs Wireless") which will operate within the Tellabs Wireless Systems division, a division of Tellabs International, Inc. The Company intends to continue the Tellabs Wireless business and to coordinate the development and marketing of its products with those of Tellabs Wireless.

The consideration paid for the purchase of all equity interests in Steinbrecher was approximately $76 million in cash and was determined through arms-length negotiations. The purchase price was paid with $40 million obtained through a bank loan from Bank of America and the remainder from the Company's existing cash and cash equivalent balances.



























                                   2






Item 7.  Financial Statements and Exhibits

(a) Financial Statements of the business acquired

    - Report of Independent Auditors
    - Balance Sheet as of December 31, 1995
    - Statement of Operations for the nine months ended December 31,
      1995
    - Statement of Cash Flows for the nine months ended December 31,
      1995
    - Statement of Stockholders' Equity for the nine months ended
      December 31, 1995
    - Notes to Financial Statements

(b) Pro forma financial information

    - Introduction to Unaudited Pro Forma Condensed Combined Balance Sheet and Statement of Earnings
    - Unaudited Pro Forma Condensed Combined Balance Sheet
    - Unaudited Pro Forma Condensed Combined Statement of Earnings
    - Notes to Pro Forma Condensed Combined Balance Sheet and Statement of Earnings

(c) Exhibits

    20.1 Agreement of Merger Between Tellabs, Inc., Tiger Merger Co., and Steinbrecher Corporation dated as of March 11, 1996 1/


    1/ Incorporated by reference from Tellabs, Inc. Form 10-K Annual
       Report for the year ended December 29, 1995 (File No.  0-9692)



SIGNATURES


Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

                                      TELLABS, INC.




Date: May 2, 1996                  By: s\ J. Peter Johnson
                                        J. Peter Johnson
                                        Vice President, Controller
                                        and Chief Accounting Officer



                                   3






                    Report of Independent Auditors



The Board of Directors and Stockholders
Steinbrecher Corporation


We have audited the accompanying balance sheet of Steinbrecher Corporation (the Company) as of December 31, 1995, and the related statements of operations, cash flows, and stockholders' equity for the nine months ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Steinbrecher Corporation as of December 31, 1995, and the results of its operations and its cash flows for the nine months ended December 31, 1995, in conformity with generally accepted accounting principles.





                                   ERNST & YOUNG LLP

Boston, Massachusetts
February 20, 1996












                                   4






Steinbrecher Corporation
BALANCE SHEET

ASSETS                                                           December 31, 1995
Current assets:
         Cash and cash equivalents                                     $5,314,453
         Accounts receivable                                              445,234
         Inventories                                                    3,380,554
         Other current assets                                              85,605
                                                                     -------------
              Total current assets                                      9,225,846

Property and equipment, net                                             4,377,161
Other assets                                                              113,306
                                                                     -------------
         TOTAL ASSETS                                                 $13,716,313
                                                                     =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
         Accounts payable                                              $1,205,295
         Short-term borrowings                                          1,260,089
         Accrued expenses and other current liabilities                 3,062,885
         Accrued warranty costs                                         2,708,181
         Current capitalized lease obligations                          1,070,407
         Current portion of long-term debt                                187,500
                                                                     -------------
              Total current liabilities                                 9,494,357

Capitalized lease obligations                                           2,278,110
Long-term debt                                                            812,500
Commitments (Note I)

Stockholders' equity:
Convertible redeemable preferred stock, $1.00 par value;
   authorized, 10,411,429 shares; issued and outstanding
   9,147,548 shares.  (liquidation preference, $48,293,492)             9,147,548
Special preferred stock, $.01 par value; authorized
    1,000,000 shares; no shares issued and outstanding                     -
Common stock, $.01 par value; authorized, 25,000,000 shares;
    issued and outstanding 1,529,235 shares                                15,293
Capital in excess of par value                                         35,371,044
Accumulated deficit                                                   (43,402,539)
                                                                     -------------
     Total stockholders' equity                                         1,131,346
                                                                     -------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $13,716,313
                                                                     =============
    See  notes to financial statements

Steinbrecher Corporation
STATEMENT OF OPERATIONS


                                                     Nine Months
                                                        Ended
                                                    December 31,
                                                        1995

Product revenues                                      $9,012,056
Contract revenues                                        488,868
                                                    -------------
                                                       9,500,924

Cost of product revenues                               7,796,053
Cost of contract revenues                                324,467
                                                    -------------
                                                       8,120,520
                                                    -------------

Gross profit                                           1,380,404

Operating expenses:
                  Research and development             5,714,045
                  Marketing, sales and service         1,651,051
                  General and administrative           1,684,533
                                                    -------------
                       Total operating expenses        9,049,629
                                                    -------------
Loss from operations                                  (7,669,225)

Other income (expense):
                  Interest and other expense            (608,564)
                  Interest and other income              339,082
                                                    -------------
                                                        (269,482)
                                                    -------------

Net loss                                             ($7,938,707)
                                                    =============

    See notes to financial statements

Steinbrecher Corporation
STATEMENT OF CASH FLOWS

                                                     Nine Months
                                                        ended
                                                    December 31,
                                                        1995

OPERATING ACTIVITIES
Net loss                                             ($7,938,707)
Adjustments to reconcile net loss
  to net cash used for operations:

  Depreciation                                         1,629,451
  Changes in assets and liabilities:
         Accounts receivable                            (170,734)
         Inventories                                   1,595,381
         Other current assets and other assets           292,337
         Accounts payable                                417,941
         Accrued expenses and
           other current liabilities                  (1,315,168)
         Accrued warranty costs                         (811,154)
                                                    -------------
           Net cash used for operating activities     (6,300,653)

INVESTING ACTIVITIES
         Capital expenditures                           (690,703)

FINANCING ACTIVITIES
         Proceeds from long-term debt                  2,500,000
         Principal payments on long-term debt         (2,363,245)
         Exercise of stock options                         3,270
         Increase in short-term borrowings             1,260,089
                                                    -------------
           Net cash provided by financing activities   1,400,114
                                                    -------------
Net decrease in cash                                  (5,591,242)

Cash and cash equivalents, beginning of period        10,905,695
                                                    -------------
Cash and cash equivalents, end of period              $5,314,453
                                                    =============

Supplemental disclosure of cash flow information:
  Cash paid during the year for interest                $322,596

Non-cash financing and investing:
  Property and equipment added under capital lease    $1,899,613


 See notes to financial statements

Steinbrecher Corporation
STATEMENT OF STOCKHOLDERS' EQUITY
Nine months ended December 31, 1995





                             Convertible
                              Redeemable             Capital in                             Total
                              Preferred    Common     Excess of       Accumulated       Stockholders'
                                Stock       Stock     Par Value         Deficit            Equity

Balance, March 31, 1995       $9,147,548    $15,193  $35,367,874     ($35,463,832)        $9,066,783

Exercise of stock options                       100        3,170                              $3,270

Net loss                                                               (7,938,707)       ($7,938,707)
                             ------------   -------  ------------    -------------      -------------
Balance, December 31, 1995    $9,147,548    $15,293  $35,371,044     ($43,402,539)        $1,131,346
                             ============   =======  ============    =============      =============

    See notes to financial statements

  Steinbrecher Corporation
  NOTES TO FINANCIAL STATEMENTS
  December 31, 1995

  A. Summary of Significant Accounting Policies:

     Business Operations

     Steinbrecher Corporation (the "Company") operates in a single business segment and is engaged in the design, development, manufacture and sale of wireless communication systems and subsystems.

     Reporting Dates

     The Company changed its fiscal year end for financial reporting and tax purposes to December 31, effective for the nine month period ended December 31, 1995.

     Revenue Recognition

     Revenue earned from sales of products or services is recognized as products are shipped and services are rendered. Revenue earned under long-term contracts is recognized under the percentage-of-completion method of accounting. The Company's method for determining the extent of progress toward completion is based on the ratio of incurred contract costs to date as they relate to estimated total contract costs after giving effect to the most recent estimates of cost at completion and achievement of contract milestones.

     Cash and Cash Equivalents

     Cash and cash equivalents consist of cash, money market accounts and commercial paper with original maturities of 90 days or less. The Company invests cash in conservative, highly rated investments and monitors the amount of credit exposure to any one institution.

     Inventories

     Inventories are stated at the lower of aggregate cost (determined on a first-in, first-out basis) or market.

     Property and Equipment

     Property and equipment is stated at cost. The Company provides for depreciation based upon expected useful lives using principally the straight-line method for financial reporting and accelerated methods for income tax reporting purposes.

     Estimated useful lives are as follows:

          Production and engineering equipment    1-5 years
          Computer hardware & software              3 years
          Furniture & fixtures                      5 years
          Office equipment                          5 years
          Demonstration equipment                 1-3 years
          Leasehold improvements                  Lesser of the lease or
                                                  estimated useful life

     Demonstration equipment represents equipment used by the Company to facilitate the marketing and selling process.

     When assets are retired or otherwise disposed of, the asset costs and related allowances for depreciation are eliminated from the accounts and any resulting gain or loss is reflected in income.

     Product Warranty Costs

     The company warrants its products for various lengths of time which range between three and thirty months. Anticipated costs related to the warranties are charged to cost of revenues at time of shipment.

     Income Taxes

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109. Tax provisions and credits are recorded at statutory rates for taxable items included in the statements of operations regardless of the period in which such items are reported for income tax purposes. Deferred income taxes are recognized for temporary differences between financial statement and income tax bases of assets and liabilities and net operating loss carryforwards and tax credits for which income tax benefits are expected to be realized in future years.

     Research and Development Costs

     Company-funded research and development costs are expensed as incurred. Customer-funded research and development costs are included in costs of contracts.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. However, management believes any difference between actual results and these estimates would not have a material effect on the financial condition of the Company.

     Accounting for Stock-based compensation

     During October 1995, the Financial Accounting Standards Board issued Statement No. 123 ("SFAS 123") which establishes a fair value based method of accounting for stock based compensation plans. While the Company is studying the impact of the pronouncement, it continues to account for employee stock options under APB Opinion No. 25, Accounting for Stock issued to Employees. SFAS 123 will be effective for the Company for its 1996 fiscal year.

  B. Significant Customers:

     During the nine months ended December 31, 1995, approximately 91% of the Company's revenues were attributable to one customer.
     Approximately 91% of the total accounts receivable were due from this customer at December 31, 1995.

  C. Inventories:

     Inventories consist of the following at December 31, 1995:

     Raw materials                       $1,382,523
     Work in process                      1,582,618
     Finished goods                         741,468
                                         -----------
                                          3,706,609
     Less reserve for obsolescence          326,055
                                         -----------
                                         $3,380,554
                                         ===========
  D. Property and Equipment:

     Property and equipment consist of the following at December 31, 1995:

     Engineering equipment               $1,722,417
     Production equipment                 1,685,637
     Computer hardware & software         2,753,965
     Furniture & fixtures                   222,055
     Office equipment                       187,825
     Leasehold improvements                 308,538
     Demonstration equipment                209,320
     Construction in progress                15,015
                                         -----------
                                          7,104,772
     Less accumulated depreciation        2,727,611
     and amortization                    -----------
                                         $4,377,161
                                         ===========
                                   11







     Included in production and engineering equipment and demonstration equipment is internally produced equipment that is used by the Company for development, production and demonstration purposes. This equipment has an estimated useful life of one year. The net book value of these assets is $123,500 at December 31, 1995.

     In December 1995, the Company financed various assets included in property and equipment under a sale/leaseback arrangement. The property and equipment was sold for $2,500,000. A gain of $822,169 which was realized on the transaction is deferred and recorded as an offset to the aggregate cost of property and equipment. The deferred gain will be amortized against future depreciation expense on the financed assets over the 5 year lease term. Under the lease arrangement, the financed items are included in property and equipment at an aggregate cost of $2,686,237, representing the present value of the minimum lease payments using the Company's incremental borrowing rate of 12% at the time of the financing.

     Included in the cost of property and equipment at December 31, 1995 is approximately $2,894,277 of assets which are financed under capital lease agreements. Amortization of these assets is included in depreciation expense.

  E. Accrued Expenses:

     Accrued expenses and other current liabilities consist of the following at December 31, 1995:

     Compensation and related costs        $859,377
     Royalties                              703,637
     Subcontract services                   578,502
     Deferred revenue                        45,000
     Other                                  876,369
                                         -----------
                                         $3,062,885
                                         ===========

  F. Accrued Warranty Costs:

     The Company made certain enhancements to its DataCell product line during the fiscal year ended March 31, 1995. Included in accrued warranty costs at December 31, 1995 is approximately $367,000 for the estimated costs for completion of the upgrading and retrofitting.

     Additionally, in accordance with its stated warranty policy, the Company has warranty reserves of $1,741,027 at December 31, 1995.

  G. Debt and Capitalized Lease Obligations:

     On October 23, 1995, the Company entered into an $8,000,000 working capital line of credit agreement with a commercial bank. The line of credit expires on November 30, 1996. Unless notice is given by either party, the agreement will automatically and continuously renew for successive additional terms of one year each. The interest payable on any outstanding balance is the greater of 9% or the highest London Interbank Offered Rate ("LIBOR") in effect throughout each calendar month, plus 5.375% per annum (11.315% at December 31, 1995). Under the agreement, the Company is obligated to pay a minimum interest charge of $5,000 each month, regardless of the amount of outstanding obligations.
     At December 31, 1995, $1,260,089 was outstanding under this line of credit. Borrowings are determined under a formula which includes accounts receivable and inventory and are collateralized by all of the Company's assets.

     On October 30, 1995, the Company entered into a master lease agreement allowing the Company to lease up to $4,000,000 in property and equipment. In conjunction with the execution of the master lease agreement, the Company issued to the lender a warrant to purchase 20,000 shares of common stock at an exercise price of $8.00 per share (See Note H). On November 30, 1995, the Company executed sale/leaseback transactions under the master lease agreement, whereby the Company received proceeds totaling $2,500,000 for the sale of certain property and equipment. Under the arrangement, the Company is required to make 48 monthly lease payments. At the end of the 48 month term, the Company has an option to buy the equipment at its then fair market value. In the event that the Company elects not to exercise the buyout option, the lease will automatically renew for an additional 12 months. In accordance with generally accepted accounting principles, the Company recorded the assets and lease obligations at $2,686,237, which represents the present value of future lease payments using an incremental borrowing rate of 12%. A gain of $822,169 realized on the transaction is deferred and is being amortized over the expected 60 month lease term. At December 31, 1995, $2,650,842 was outstanding under the lease arrangement.

     During the year ended March 31, 1994, the Company entered into a master lease agreement allowing the Company to lease up to $1,000,000 in fixed assets. During the year ended March 31, 1995, the Company executed a lease under the master lease agreement for $513,747, with principal and interest payable over 48 months at a fixed interest rate of 10.20% and executed a second lease under the master lease agreement for $339,024 with principal and interest payable over 48 months at a fixed interest rate of 11.43%. At December 31, 1995, $582,852 was outstanding under these agreements. The Company was in violation of its equity, leverage, asset coverage and other financial covenants at and for, the nine months ended December 31, 1995. Consequently, at December 31, 1995,

     $375,023 of the outstanding obligation under this agreement, that otherwise would have been classified as long-term has been classified as current.

     Additionally, the Company has financed certain office and production equipment under two separate lease agreements.
     Outstanding principal and interest are payable over 60 months at interest rates of 7.74% and 13.89%. At December 31, 1995, $114,823 was outstanding.

     Future minimum lease payments for capitalized lease obligations at December 31, 1995, are as follows:

              Year Ending
              December 31,

                   1996                  $1,042,725
                   1997                   1,042,725
                   1998                     915,047
                   1999                     730,615
                   2000                     517,000
                                         -----------
                                         $4,248,112
                                         ===========

     On March 5, 1993, the Company sold a $1,000,000 8 1/2% Subordinated Note ("the Note") due in 16 equal quarterly installments commencing June 30, 1996 and ending March 31, 2000. In conjunction with the issuance of the Note, the noteholder received a warrant to purchase 238,095 shares of common stock at an exercise price of $2.10 per share, subject to adjustment in certain circumstances. (See
     Note H) The Note is subordinated in right of payment to all senior indebtedness of the Company. The Note Agreement specifies that the Company maintain an interest coverage ratio and certain other covenants. The Company was in violation of its equity, leverage, asset coverage and other financial covenants and obtained waivers of these violations at and through the period ending December 31, 1995. Further, in February 1996, the Company and the lender agreed to modify the covenants. The Company believes it will meet its covenants throughout 1996.

     Long-term debt and lease obligations consists of the following at December 31, 1995:

     Capitalized lease obligations       $3,348,517
     Subordinated note                    1,000,000
                                         -----------
                                          4,348,517

     Less current portion
       - Scheduled repayments               882,884
       - Lease obligations
           subject to acceleration          375,023
                                         -----------
                                         $3,090,610
                                         ===========

  H. Stockholders' Equity:

     Stock Options

     On September 19, 1994, the Board of Directors adopted and the shareholders approved the 1994 Stock Option/Stock Issuance Plan (the "1994 Stock Plan"). The 1994 Stock Plan, represents the successor equity incentive program to the 1988 Incentive stock option plan ("the 1988 plan") and the compensation contracts pursuant to which non-qualified options had been granted. All outstanding stock options under the prior plans are incorporated into the 1994 Stock Plan but will continue to be governed under the terms and conditions of the specific instruments evidencing those options. The exercise price of an incentive stock option cannot be less than the fair market value of the common stock on the date of grant. The Board of Directors authorized 2,500,000 shares of common stock to be reserved for issuance under the 1994 Stock Plan, of which, as of December 31, 1995, 285,499 shares had already been issued upon exercise of options granted under prior plans, 1,160,747 shares were reserved for issuance under outstanding options and 1,053,754 shares were available for future option grants or share issuance.

     During the year ended March 31, 1994, the Company entered into compensation contracts with certain employees pursuant to which the Company granted these employees non-qualified stock options.

     Information related to stock option activity under the 1994 Plan and with respect to non-qualified options granted during the nine months ended December 31, 1995 is as follows:


                                                      Exercise
                                           Shares       Price
                                          ----------  ---------

     Outstanding at March 31, 1995        1,151,641   $.21-8.00

     Granted                                750,100   1.00-4.00
     Exercised                              (10,043)    .21-.80
     Canceled                              (730,951)       4.00
                                          ----------  ---------
     Outstanding at December 31, 1995     1,160,747   $.21-1.00
                                          ==========  =========

     At December 31, 1995, options to purchase 518,403 shares of common stock were exercisable.

     Convertible Preferred Stock

     Convertible preferred stock, $1.00 par value, for which 10,411,429 shares have been authorized for all series, consists of the following at December 31, 1995:

                                Shares                 Common
                              issued and            shares issuable
                             outstanding            upon conversion
                             ------------           -------------

     Series A                    476,192               1,587,304
     Series B                  1,143,568               1,833,337
     Series C                  3,166,669               3,166,669
     Series D                  4,361,119               4,361,119
                             ------------           -------------
                               9,147,548              10,948,429
                             ============           =============

     Convertible preferred stock activity for the period from inception through December 31, 1995 is as follows:

                                           Shares     Aggregate
                                           Issued   Purchase Price
                                          ---------  ------------
     August 1987 issuance of Series A
      at $4.20 per share.                   476,192   $2,000,006
     May 1989 issuance of Series B
      at $2.02 per share.                   259,905      525,005
     February 1990 issuance of Series B
      at $2.02 per share.                   259,900      524,995
     September 1990 issuance of Series B
      at $2.02 per share.                   623,763    1,260,001
     February 1993 issuance of Series C
      at $2.10 per share.                 2,214,288    4,650,004
     March 1993 issuance of Series C
      at $2.10 per share.                   952,381    2,000,000
     December 1993 issuance of Series D
      at $8.00 per share.                 2,500,000   20,000,000
     November 1994 issuance of Series D
      at $8.00 per share.                 1,647,369   13,178,952
     December 1994 issuance of Series D
      at $8.00 per share.                   213,750    1,710,000
                                          ---------  ------------
     Balance at December 31, 1995         9,147,548  $45,848,963
                                          =========  ============

     Dividends on each share of Series A, B, C and D preferred stock accrue cumulatively on a daily basis at the annual rate of $.21, $.101, $.105 and $.40, respectively, whether or not declared or earned ("Accruing Dividends"). Accruing Dividends in arrears for Series A, B, C and D preferred stock amounted to $5,321,473 at December 31, 1995. Such dividends will not be payable should the preferred shares be converted into common stock.

     Each share of Series A, B, C and D convertible preferred stock may be converted into common stock based upon a conversion formula which would result in the issuance of a total of 10,948,429 shares of common stock. The conversion formula is subject to adjustment upon the occurrence of certain conditions as stipulated in the Company's Certificate of Incorporation. Conversion is at the option of the stockholder with mandatory conversion called for upon the closing of an initial public offering of the Company's common stock with gross proceeds of at least $10,000,000 at a per share sale price to the public of at least $12.00.

     The holders of the Series A, B and C preferred stocks have liquidation rights of $4.20, $2.02 and $2.10 per share, respectively, plus unpaid Accruing Dividends (whether or not declared) and any other dividends declared but unpaid. The holders of the Series D preferred stock have liquidation rights of $8.00 per share plus all dividends declared but unpaid. At December 31, 1995, the liquidation preferences for Series A, B, C, and D preferred stock amounted to:

          Series A            $2,839,256
          Series B             2,968,717
          Series C             7,596,567
          Series D            34,888,952
                             ------------
                             $48,293,492
                             ============

     In addition, after payment of certain amounts to the holders of Common Stock, the holders of the Series A, B, and C preferred stock are entitled to participate with the holders of Common Stock on a converted-to-common basis as to the distribution of any remaining assets of the Company.

     In the absence of mandatory conversion on or after February 2, 1997, the Company is required to redeem from funds legally available for redemption all preferred shares submitted for redemption at a redemption price equal to $4.20 per share for Series A Convertible Preferred Stock, $2.02 per share for Series B Convertible Preferred Stock, $2.10 per share for Series C Convertible Preferred Stock and $8.00 per share for Series D Convertible Preferred Stock, plus unpaid Accruing Dividends (whether or not declared) and any other dividends declared but unpaid. Any preferred shares not redeemed because of a lack of legally available funds will remain outstanding until additional funds become legally available for redemption.

     The preferred stockholders are entitled to elect a majority of directors to serve on the Company's Board of Directors. In addition, the number of directors constituting the Board of Directors cannot be increased to a number greater then eight without approval of two-thirds of the then outstanding preferred stockholders. Otherwise, in general, the preferred stockholders have voting rights substantially equal to the rights of the common stockholders and special consent rights with respect to certain corporate transactions.

     Stock Purchase Warrant

     In March 1993, the Company issued a warrant to purchase 238,095 shares of common stock to the holder of the Subordinated Note. The warrant entitles its holder to the purchase of common stock for $2.10 per share (subject to adjustment in certain circumstances) and is execrable until March 31, 2000. As of December 31, 1995, the warrant was not exercised.

     In July 1995, the Board of Directors authorized the Company to issue a warrant for the purchase of up to 40,000 shares of Common Stock or the number of shares of Common Stock equal to 0.1% of the gross value of purchase orders received prior to July 31, 1996 from a certain entity. As of December 31, 1995, the warrant has not been issued.

     In October 1995, the Company issued a warrant to purchase 20,000 shares of Common Stock to a commercial bank in conjunction with the execution of a master lease agreement.(See Note G) The warrant entitles its holder to purchase Common Stock for $8.00 per share and is exercisable until November 21, 1999. As of December 31, 1995, the warrant was not exercised.

     Common Stock Reserved

     Shares of authorized common stock were reserved for the following purposes at December 31, 1995:

          Issuance in connection with stock options    2,214,501

          Issuance in connection with warrants           298,095

          Conversion of preferred stock               10,948,429
                                                    -------------
          Total shares reserved                       13,461,025
                                                    =============

  I.  Commitments:

     The Company leases a 60,000 square foot building in Burlington, Massachusetts. The lease is non-cancelable and expires in May 2003. The annual rent for years 1 to 5 is $275,000 and for years 6 to 10 is $285,000. The Company is required to pay all operating expenses for the leased premises. During 1994, the Company executed a lease with their existing landlord for an additional 30,000 square foot building in Burlington, Massachusetts. The lease is non-cancelable and expires in August 1999. The annual rent during the entire term of the lease is $126,548. The Company is required to pay all operating expenses for the leased premises.

     Rent expense for leased facilities and equipment was approximately $477,249, during the nine months ended December 31, 1995.

     The future minimum payments due under noncancelable operating leases and license agreements are as follows:

     Year Ending
     December 31,
     ------------

             1996                          $533,000
             1997                           587,000
             1998                           570,000
             1999                           520,000
             2000                           285,000
             Thereafter                     665,000
                                         -----------
                                         $3,160,000
                                         ===========

  J. Income Taxes:

     Significant components of the Company's deferred tax liabilities and assets as of December 31, 1995 are as follows:

     Deferred tax assets:
     Expenses not currently deductible for tax        $1,516,543
     Research and investment tax credits               2,195,825
     Net operating loss carryforwards                 14,669,993
                                                    -------------
                                                      18,382,361
     Valuation allowance for deferred tax assets     (18,382,361)
                                                    -------------
     Net deferred taxes                                       $0
                                                    =============

     A valuation allowance has been established to reflect the uncertainty of future taxable income to utilize available tax loss carryforwards, credits and deductible temporary differences.

     Federal net operating loss carryforwards ("NOLs") at December 31, 1995 total approximately $36,880,328 and will expire between 2003 and 2010. State NOLs at December 31, 1995 total approximately $33,982,167 and will expire between 1996 and 2000. The availability of the federal and state NOLs is limited under the rules of Internal Revenue Code section 382.

     Similar to the rules limiting the Company's use of its NOLs, the Company's annual use of its investment tax credit and research and development credit carryovers of approximately $245,400 and $1,950,500, respectively, is also limited. These tax credit carryovers can be used to the extent of the Company's income tax liability on the unused NOL limitation amount. These credits will expire between 1998 and 2009.

  K. Salary Deferral Plan:

     The Company has a salary deferral plan, qualified as a tax deferral plan under section 401(k) of the Internal Revenue Code. Substantially all of the employees of the Company are covered under the plan. The Company contributes 50 cents for each dollar a participant contributes up to a maximum of 1% of a participant's wages, with the potential for additional discretionary contributions of up to 3% of a participant's wages in the event that certain Company financial objectives are met. Company contributions approximated $42,000 for the nine months ended December 31, 1995. Provisions of the plan include immediate vesting in Company matching contributions. Benefits are payable upon hardship withdrawal, retirement, total disability or death.

  L. Related Party:

     The Company's largest customer during the nine months ended December 31, 1995, AT&T Wireless Services ("AT&T"), (formerly known as McCaw Cellular Communications, Inc.), is the parent company of McCaw Development Corporation, a shareholder of the Company. Total revenues from AT&T were $8,661,275 in the nine months ended December 31, 1995. Included in accrued expenses at December 31, 1995 is $603,148 in accrued royalties to AT&T. Receivables due from AT&T at December 31, 1995 were $399,040.

     INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED COMBINED
          BALANCE SHEET AND STATEMENT OF EARNINGS

The following unaudited pro forma condensed combined statement of earnings and balance sheet give effect to the acquisition by the Company pursuant to the Agreement. The pro forma information is based on the estimates and assumptions set forth below and in the notes to such statements which include pro forma adjustments.

The acquisition is accounted for as a purchase transaction in the pro forma financial statements. The allocation of the purchase price plus other direct costs of acquisition are subject to final determinations. Therefore, the eventual allocation could vary from the pro forma adjustments.

The fiscal year end for the Company is December 29, 1995 (52/53 week year). The fiscal year for Steinbrecher is December 31, 1995. During 1995, Steinbrecher changed its fiscal year end from March 31 to December 31 and as such, the pro forma balance sheet and statement of earnings are presented as of and for the nine months ended December 31, 1995 for Steinbrecher and as of and for the year ended December 29, 1995 for the Company.

The pro forma information has been prepared utilizing the historical financial statements of the Company and Steinbrecher as described above. This information should be read in conjunction with the historical financial statements and notes thereto. The pro forma financial data has been included as required by the rules and regulations of the Securities and Exchange Commission. The pro forma financial data does not purport to be indicative of the results which actually would have been obtained if the acquisition had been effected on the date indicated or of those results which may be obtained in the future.

Tellabs, Inc.
UNAUDITED PRO FORMA CONDENSED
STATEMENT OF EARNINGS
                                                                     Steinbrecher
                                                       Tellabs        Nine months
                                                     Year ended          Ended                Pro Forma
                                                    December 29,     December 31,       ---------------------------
                                                        1995             1995            Adjustments     Combined
                                                    -------------    -------------      -------------   -----------
Net Sales                                               $635,229           $9,501        $         -      $644,730

Cost of sales                                            271,394            8,121                  -       279,515
                                                    -------------    -------------      -------------   -----------
     Gross Profit                                        363,835            1,380                  -       365,215

Operating expenses

     Marketing                                            85,843            1,651                  -        87,494
     Research and development                             81,893            5,714 (2)(3)      76,368       163,975
     General and administrative                           36,878            1,685  (3)            57        38,620
     Goodwill amortization                                 2,568                -                  -         2,568
                                                    -------------    -------------      -------------   -----------
                                                         207,182            9,050             76,425       292,657

     Operating profit (loss)                             156,653           (7,670)           (76,425)       72,558

Other income (expense)
 Interest income, net                                      5,731                6  (3)          (800)        4,937
 Other income (expense), net                                 441             (275)                 -           166
                                                    -------------    -------------      -------------   -----------
                                                           6,172             (269)              (800)        5,103

     Earnings (loss) before income taxes                 162,825           (7,939)           (77,225)       77,661

Income taxes                                              47,219                - (2)(4)     (21,261)       25,958
                                                    -------------    -------------      -------------   -----------

     NET EARNINGS (LOSS)                                $115,606          ($7,939)          ($55,964)      $51,703
                                                    =============    =============      =============   ===========

Average number of common and common
   equivalent shares outstanding                          91,710                                            91,710

Earnings per Share                                         $1.26                                             $0.56

The accompanying notes are an integral part of these financial statements.

Tellabs, Inc.
UNAUDITED PRO FORMA CONDENSED
BALANCE SHEET                                          Tellabs       Steinbrecher             Pro Forma
                                                    December 29,     December 31,       ---------------------------
                                                        1995             1995            Adjustments     Combined
                                                    -------------    -------------      -------------   -----------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents                              $92,485           $5,314  (1)      ($36,000)      $61,799
  Investments in marketable securities                    69,751                -                  -        69,751
  Accounts receivable, net                               127,565              445                  -       128,010
  Inventories                                             67,715            3,381                  -        71,096
  Other current assets                                     8,854               86                  -         8,940
                                                    -------------    -------------      -------------   -----------
         Total current assets                            366,370            9,226            (36,000)      339,596

Property, plant and equipment, net                       117,022            4,377                  -       121,399
Goodwill                                                  44,958                -                  -        44,958
Other assets                                              23,701              113 (1)(2)      17,681        41,495
                                                    -------------    -------------      -------------   -----------
         TOTAL ASSETS                                   $552,051          $13,716           ($18,319)     $547,448
                                                    =============    =============      =============   ===========

LIABILITIES

CURRENT LIABILITIES
   Short-term borrowings                                       -           $1,260  (1)       $40,000       $41,260
   Current portion of long-term obligations                    -            1,258                  -        $1,258
   Accounts payable and accrued expenses                  98,564            6,976                  -       105,540
                                                    -------------    -------------      -------------   -----------
       Total current liabilities                          98,564            9,494             40,000       148,058

Long-term obligations, net of current maturities           2,850            3,091                  -         5,941
Other long-term liabilities                               17,404                - (2)(4)      (3,088)       14,316

STOCKHOLDERS' EQUITY
   Common stock                                              888               15  (1)           (15)          888
   Convertible redeemable preferred stock                      -            9,148  (1)        (9,148)            -
   Additional paid-in capital                             72,385           35,371  (1)       (35,371)       72,385
   Cumulative translation adjustment                       7,842                -                  -         7,842
   Unrealized net gains on marketable securities              48                -                  -            48
   Retained earnings (accumulated deficit)               352,070          (43,403)(1)(2)     (10,697)      297,970
                                                    -------------    -------------      -------------   -----------
Total stockholders' equity                               433,233            1,131            (55,231)      379,133
                                                    -------------    -------------      -------------   -----------
         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $552,051          $13,716           ($18,319)     $547,448
                                                    =============    =============      =============   ===========

The accompanying notes are an integral part of these financial statements.

                                   24






Tellabs, Inc.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

 A. The pro forma financial statments are provided as of and for the period ended December 29, 1995. For purposes of the pro forma balance sheet, the purchase price of $76 million was allocated to the fair value of the net assets acquired (including identifiable intangible assets) and liabilities assumed as of December 29, 1995. Identifiable intangible assets were comprised principally of developed research and development, in-process research and development, and the deferred tax effect of the transaction. In connection with the Company's practice, in-process research and development as well as its deferred tax effects (a net amount of approximately $54 million) were written off as reflected in the pro forma financial statements. The net pro forma increase in other assets represents the remaining intangible assets. As of the date of the merger (April 17, 1996), goodwill to be reflected in the purchase accounting transaction is estimated to amount to approximately $5.6 million. The increase in goodwill is attributed to the net loss of Steinbrecher for the period from January 1, 1996 through April 17, 1996.

 B. The pro forma condensed combined financial statements do not purport to be indicative of the results which could have been obtained if the acquisition had been consummated on the date indicated or which may be obtained in the future. Pro forma adjustments, consisting only of those deemed significant, are as follows:

     (1) To record the use of cash and short-term borrowings to acquire the net assets of Steinbrecher Corporation and to record net assets at fair value.

     (2) To write-off the in-process research and development costs capitalized as well as the associated deferred income tax benefit.

     (3) To amortize intangible assets over an amortization period of 10 years and to reflect the increase in interest expense and the related income tax effect due to short-term borrowings.

     (4) To reduce the deferred tax valuation allowance for net operating loss carryforwards estimated to be utilized.










                                   25